UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2022

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Blvd, Suite 300, Atlanta, GA 30319

(Address of principal executive offices / Zip Code)

(404) 566-4865

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HDVY	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Funding for Ongoing Operations

On March 24, 2022, Health Discovery Corporation (the “Company” or “HDC”) issued a convertible promissory note (the “Promissory Note”) to several investors, including, but not limited to, George H. McGovern, III, the Company’s Chairman and CEO, Colleen M. Hutchinson, a Company director and Edward Morrison, a Company director (the “Note Holders”), for $410,000. The Promissory Note contains an 8% annual interest rate and is due on March 22, 2027 (the “Maturity Date”). The proceeds of the Promissory Note will be used for general working capital purposes. Pursuant to the terms of the Promissory Note, the Company granted to the Note Holders a priority security interest to all intellectual property as well as all past, current and future agreements and patent infringement activity involving the Company (the “Assets”). The Promissory Note and the previous loan to Mr. McGovern will be senior to all other unsecured indebtedness of the Company.

At any time, the Note Holders shall have the right to convert the principal and unpaid accrued interest of the Promissory Note into common stock of the Company at a conversion amount obtained by dividing (a) all principal and accrued but unpaid interest under the Promissory Note by (b) $0.04 per share, which is based upon the closing price of the Company’s common stock on March 17, 2022 (the “Conversion Price”). The right of conversion (“Optional Conversion”) is solely at the Note Holders’ discretion.

In the event there is a change of control transaction (a “Change of Control”) prior to the Maturity Date, the Promissory Note shall be immediately (i) repaid in the amount equal to 120% of the then outstanding principal or (ii) converted to common stock of the Company. The total number of shares of common stock the Note Holders shall be entitled to upon conversion shall be equal to the number obtained by dividing (a) all principal and accrued but unpaid interest under the Promissory Note by (b) the Conversion Price. The choice of repayment method is solely at the Note Holders’ discretion.

If not earlier converted in connection with a Change of Control Conversion or Optional Conversion, the Promissory Note will mature on March 22, 2027, and, at the option of the Note Holders, (i) principal and accrued interest shall be due and payable in cash at such time, or (ii) principal and accrued interest can be converted into common stock of the Company at the Conversion Price.

Additionally, the Note Holders shall receive two warrants to purchase shares of the Company’s common stock at the Conversion Price. The warrants expire on March 22, 2032.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: March 30, 2022	By:	/s/ George H. McGovern, III
George H. McGovern, III Chairman & Chief Executive Officer

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